EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Registration Nos. 333-155607, 333-273670, and 333-273671) and on Forms S-8 (Registration Nos. 033-54158, 333-58676, 333-115713, 333-159513, 333-174145, 333-208188, 333-211238, 333-272158 and 333-279403) of Quaker Chemical Corporation of our report dated February 24, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 24, 2025
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